Exhibit 10.1

FORM OF SHAREHOLDER SUPPORT AGREEMENT

SHAREHOLDER SUPPORT AGREEMENT, dated as of [_______], 2010 (this “Agreement”), by the undersigned shareholder (the “Shareholder”) of Mercer Insurance Group, Inc., a Pennsylvania corporation (“Mercer”), for the benefit of United Fire & Casualty Company, an Iowa corporation (“Buyer”).

RECITALS

WHEREAS, Buyer, Red Oak Acquisition Corp., a Pennsylvania corporation and a direct wholly-owned subsidiary of Buyer (“Acquisition Corp.”), and Mercer are entering into an Agreement and Plan of Merger, dated as of [_______], 2010 (the “Merger Agreement”), whereby, upon the terms and subject to the conditions set forth in the Merger Agreement, Acquisition Corp. shall merge with and into Mercer (the “Merger”) with Mercer continuing as the surviving entity and each issued and outstanding share of common stock, no par value, of Mercer (“Mercer Common Stock”), not held in the treasury of Mercer or by any Mercer Subsidiary or owned by Buyer or any wholly-owned Subsidiary of Buyer, will be converted into the right to receive the Cash Consideration specified in Section 2.6(b) of the Merger Agreement;

WHEREAS, the Shareholder owns of record that number of shares of Mercer Common Stock identified as owned by the Shareholder on the signature page hereof (such shares of Mercer Common Stock, together with any other shares of capital stock of Mercer acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Shares”);

WHEREAS, the Shareholder holds stock options (whether or not vested) to acquire that number of shares of Mercer Common Stock indentified as such on the signature page hereof (such options to acquire Mercer Common Stock, together with any other options to acquire Mercer Common Stock acquired by such Shareholder after the date hereof and during the term of this Agreement, being collectively referred to herein as the “Subject Options” and together with the Subject Shares, the “Subject Securities”); and

WHEREAS, as a condition to its willingness to enter into the Merger Agreement, Buyer has required that the Shareholder agree, and in order to induce Buyer to enter into the Merger Agreement the Shareholder has agreed, to enter into this Agreement.

NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements set forth herein, the Shareholder agrees as follows:

1.           Covenants of Shareholder.  Until the termination of the Shareholder’s obligations in accordance with Section 3 of this Agreement, the Shareholder agrees as follows:

(a)           At the Mercer Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall appear or otherwise cause the Subject Shares to be cast in accordance with the applicable procedures relating thereto so as to ensure that the Subject Shares are duly counted as present thereat for purposes of calculating a quorum.

(b)           At the Mercer Shareholder Meeting (or at any adjournment thereof) or in any other circumstances upon which a vote, consent or other approval with respect to the Merger or the Merger Agreement is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares in favor of the Merger, the adoption of the Merger Agreement and the approval of the terms thereof and each of the other transactions contemplated by the Merger Agreement.

(c)           At any meeting of shareholders of Mercer (or at any adjournment thereof) or in any other circumstances upon which the Shareholder’s vote, consent or other approval is sought, the Shareholder shall vote (or cause to be voted) the Subject Shares against (i) any merger agreement or merger (other than the Merger Agreement and the Merger), consolidation, combination, sale of substantial assets, reorganization, recapitalization, dissolution, liquidation or winding up of or by Mercer or any Mercer Subsidiary or any other Acquisition Proposal or (ii) any amendment of Mercer’s Constituent Documents or other proposal or transaction involving Mercer or any Mercer Subsidiary, which amendment or other proposal or transaction would in any manner impede, frustrate, prevent or nullify the Merger, the Merger Agreement or any of the other transactions contemplated by the Merger Agreement or change in any manner the voting rights of any class of capital stock of Mercer.

(d)           The Shareholder shall not, nor shall the Shareholder permit any affiliate, employee, investment banker or attorney or other advisor or representative of the Shareholder to, directly or indirectly, (i) solicit, initiate or knowingly encourage the submission of, any Acquisition Proposal or (ii) participate in any discussions or negotiations regarding, or furnish to any Person any information with respect to, or agree to or endorse, or take any other action to facilitate any Acquisition Proposal or any inquiries or the making of any proposal that constitutes, or may reasonably be expected to lead to, any Acquisition Proposal.

(e)           The Shareholder hereby agrees not to (i) sell, transfer, pledge, assign, otherwise dispose of (including by gift) or subject to an Encumbrance (collectively, “Transfer”), or enter into any contract, option or other arrangement (including any profit-sharing arrangement) with respect to the Transfer of any of the Subject Securities to any Person or (ii) enter into any voting arrangement, whether by proxy, voting agreement or otherwise, in relation to any of the Subject Securities, other than this Agreement.  Notwithstanding the foregoing, the Shareholder may transfer any or all of the Subject Securities to (x) a charity, charitable trust or other charitable organization qualifying under Section 5.01(c)(3) of the Code, or (y) to a lineal descendant or spouse of the Shareholder or a trust for the benefit of one or more of such persons; provided, that the transferee agrees in writing to be bound by the terms of this Agreement.

(g)           The Shareholder further agrees not to commit or agree to take any action inconsistent with the foregoing.

2.           Representations and Warranties.  The Shareholder represents and warrants to Buyer as follows:

(a)           The Shareholder is the record and beneficial owner of, and has good and valid title to, all of the Subject Securities, including the Subject Shares and Subject Options identified as owned by the Shareholder below the Shareholder’s name on the signature page hereto.  The Shareholder does not own, of record or beneficially, any shares of capital stock, options or other equity or equity-related securities of Mercer other than the Subject Securities.  Except for the Subject Securities owned by the Shareholder jointly with other Persons as reflected on Exhibit A, the Shareholder has the sole right to vote, and the sole power of disposition with respect to, the Subject Securities.  None of the Subject Securities is subject to any voting trust, proxy or other agreement, arrangement or restriction with respect to the voting or disposition of such Subject Securities, except as contemplated by this Agreement.

(b)           This Agreement has been duly and validly executed and delivered by the Shareholder.  Assuming the due authorization, execution and delivery of this Agreement by Buyer, this Agreement constitutes the valid and binding agreement of the Shareholder enforceable against the Shareholder in accordance with its terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium and other similar laws of general application which may affect the enforcement of creditors’ rights generally and by general equitable principles.  The execution and delivery of this Agreement by the Shareholder does not and will not conflict with any agreement, order or other instrument binding upon the Shareholder, nor require the Shareholder to make or obtain any regulatory filing or approval.

3.           Termination.  The obligations of the Shareholder hereunder shall terminate upon the earlier of (i) the termination of the Merger Agreement pursuant to Article VII thereof, or (ii) the approval of the Merger and the Merger Agreement by the requisite vote of the shareholders of Mercer at the Mercer Shareholder Meeting (or at any adjournment thereof).

4.           Further Assurances.  The Shareholder will, from time to time, execute and deliver, or cause to be executed and delivered, such additional or further consents, documents and other instruments as Buyer may reasonably request for the purpose of effectively carrying out the transactions contemplated by this Agreement.

5.           Successors, Assigns and Transferees Bound.  Any successor, assignee or transferee (including a successor, assignee or transferee as a result of the death of the Shareholder, such as an executor or heir) shall be bound by the terms hereof, and the Shareholder shall take any and all actions necessary to obtain the written confirmation from such successor, assignee or transferee that it is bound by the terms hereof.

6.           Recapitalizations, Stock Dividends, etc.  If, between the date of this Agreement and the Effective Time, (a) the outstanding shares of Mercer Common Stock shall be increased, decreased, changed into or exchanged for a different number of shares or different class, in each case, by reason of any reclassification, recapitalization, stock split, split-up, combination or exchange of shares, (b) a stock dividend or dividend payable in any other securities of Mercer shall be declared with a record date within such period or (c) any similar event shall have occurred, then the term “Subject Securities” shall be deemed to refer to and include such shares as well as all such additional shares, stock dividends and any other securities into which or for which any or all of such changes may be changed or exchanged or which are received in such transaction.

7.           Shareholder Information.  The Shareholder hereby agrees to permit Buyer and Mercer to publish and disclose in the Mercer Proxy Statement, any public announcement and any report filed with or furnished to the SEC the Shareholder’s identity and ownership of the Subject Shares and the nature of the Shareholder’s commitments, arrangements and understandings under this Agreement.

8.           Subject Options.  The Shareholder hereby consents to and agrees that all of the Subject Options that the Shareholder has not previously exercised shall be automatically surrendered and cancelled at the Effective Time in exchange for the right to receive the Option Consideration as provided in Section 2.5(c) of the Merger Agreement.

9.           Remedies.  The Shareholder acknowledges that money damages would be both incalculable and an insufficient remedy for any breach of this Agreement by it and that any such breach would cause Buyer irreparable harm.  Accordingly, the Shareholder agrees that in the event of any breach or threatened breach of this Agreement, Buyer, in addition to any other remedies at law or in equity it may have, shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance.

10.           Severability.  The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of any other provision of this Agreement in such jurisdiction, or the validity or enforceability of any provision of this Agreement in any other jurisdiction.

11.           Amendment.  This Agreement may be amended only by means of a written instrument executed and delivered by both the Shareholder and Buyer.

12.           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the Commonwealth of Pennsylvania without giving effect to its laws or principles with respect to conflict of laws.

13.           Capitalized Terms.  Capitalized terms used in this Agreement that are not defined herein shall have such meanings as set forth in the Merger Agreement.

14.           Counterparts.  For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15.           No Limitation on Actions of the Shareholder as Director.  In the event the Shareholder is a director of Mercer, notwithstanding anything to the contrary in this Agreement, nothing in this Agreement is intended or shall be construed to require the Shareholder to take or in any way limit any action that the Shareholder may take to discharge the Shareholder’s fiduciary duties as a director of Mercer.

IN WITNESS WHEREOF, the Shareholder has signed this Agreement as of the date first written above.

Name:

Subject Shares:  ____________

Subject Options:  ____________

Accepted and agreed to
as of the date first written above:

UNITED FIRE & CASUALTY COMPANY

By:
Name:
Title:

Signature Page to Shareholder Support Agreement

EXHIBIT A

SUBJECT SHARES JOINTLY OWNED BY THE SHAREHOLDER

Ex A-1